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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


            May 4, 2000                                        1-14559
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  Date of Report (Date of earliest                    (Commission File Number)
         event reported)


                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                                         85-0437001
------------------------------------                ----------------------------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)




                                1601 Randolph SE
                          Albuquerque, New Mexico 87106
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (505) 843-6873
           -----------------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On May 5, 2000, Muse Technologies, Inc. (the "Company"), announced it has entered into a non-binding letter of intent to acquire all of the issued and outstanding capital stock of Advanced Visual Systems Inc. ("AVS") an international data visualization company. The exchange will be accomplished through the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into AVS such that AVS will become a wholly-owned subsidiary of the Company.

         Pursuant to the letter of intent, the Company will issue up to a maximum of 2.1 million shares of its common stock in exchange for all of the outstanding common and preferred shares of AVS and will assume all of the outstanding stock options of AVS. Additionally, the Company will assume approximately $2 million of convertible debt of AVS. The Merger is expected to be accounted for as a pooling of interests.

         The consideration payable by the Company was determined as a result of negotiation by and between the Company and AVS. The number of shares of the Company's common stock to be issued in connection with the Merger was determined based on an exchange rate of 3.286 shares of AVS common stock for each share of the Company's common stock. The number of shares of common stock subject to stock options of the Company to be issued to the holders of AVS stock options was determined based on the same exchange rate of 3.286 shares of AVS common stock for one share of the Company's common stock.

         The consummation of the Merger is subject to certain conditions, including, but not limited to, negotiation and execution of definitive merger documents, satisfactory completion of due diligence, and approval by the stockholders of AVS pursuant to a joint proxy statement/prospectus to be filed with, and declared effective by, the Securities and Exchange Commission. Additionally, the Company has agreed to provide a demand loan to AVS in the principal amount of $1 million prior to consummation of Merger for working capital purposes.

Item 7.  Financial Statements, Pro Forma Information And Exhibits.

         (a) and (b)       Not applicable.

         (c)      Exhibit 1 - Press Release dated May 5, 2000.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    May 10, 2000                       MUSE TECHNOLOGIES, INC.


                                            By: /s/ Brian R. Clark
                                                -------------------------------
                                                Brian R. Clark
                                                President and Chief Financial
                                                   Officer